UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

SYNLOGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 BinneySt., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(617) 401-9975
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⊠

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2018, Synlogic Operating Company, Inc., a wholly-owned subsidiary of Synlogic, Inc. (the “Company”), entered into a Statement of Work (the “SOW”) with Azzur Group (d/b/a Azzur of New England LLC) (“Azzur”) pursuant to a Master Contract Services Agreement (the “Master Services Agreement”), dated September 8, 2018, between the Company and Azzur. In accordance with the Master Services Agreement, upon execution of the SOW, the SOW automatically became a part of the Master Services Agreement.

Pursuant to the SOW, Azzur has agreed to provide the Company with access to, and the use of, an approximately 700 square foot cleanroom space to be constructed in Waltham, Massachusetts (the “Azzur Suite”), for a period of 44 months, from May 1, 2019 to December 31, 2022 (the “Term”). Azzur has also agreed to provide the Company with storage space and personnel support at the Azzur Suite, including project management, sampling, material receipt/release, training and general consulting services, as well as certain other services, including access to process gasses and shipping of materials to and from the Azzur Suite.

The Company has agreed to pay Azzur a fixed price on a monthly basis for access to, and use of, the cleanroom and storage space at the Azzur Suite, and has also agreed to pay Azzur for the personnel support and the other services on a variable cost basis, with the amounts invoiced varying depending on the extent of the Company’s use of such personnel support and other services. Pursuant to the SOW, the total estimated project cost during the Term for access to, and use of, the cleanroom and storage space, and the personnel support and other services, is $4,785,000.

The Company has an option to extend the Term beyond December 31, 2022 for a minimum period of three additional months. In addition, during the six months following the expiration of the Term, the Company has a right of first refusal to rent the Azzur Suite on substantially the same terms offered by Azzur to a third party during such six-month period.

The Company may terminate the SOW on four months’ prior written notice at any time during the Term. In addition, either party may terminate the Master Services Agreement (including the SOW) due to a breach by the other party and failure to cure. If the Azzur Suite is not ready for use by the Company as of May 1, 2019, the Company may (i) elect to terminate the SOW, (ii) wait for the Azzur Suite to become available, without incurring any costs (other than a deposit) relating to the Azzur Suite until it becomes available, or (iii) accept an alternate cleanroom space from Azzur on different terms.

The foregoing summary of the SOW does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SOW and the Master Services Agreement of which the SOW is a part. The Company intends to file copies of the SOW and the Master Services Agreement with its Annual Report on Form 10-K for its fiscal year ending December 31, 2018, portions of which will be subject to a FOIA Confidential Treatment Request which will be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The omitted material will be included in the request for confidential treatment.

Item 8.01. Other Events.

On December 12, 2018, the Company issued a press release announcing the entry into the SOW.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, December 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: December 12, 2018	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer